UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
July 12, 2007

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18927	75-2349915
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)
690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
(Address of principal executive offices and zip code)
(817) 265-4113
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective July 12, 2007, the Board of Directors of Tandy Brands Accessories, Inc. (the “Company”) amended the Restated Bylaws of the Company as follows: (i) amended Article I, Section 1 to permit the Board to designate from time to time the registered agent and registered office of the Company in the State of Delaware; (ii) amended Article II, Section 1 to provide for all meetings of stockholders to utilize the same notice standards; (iii) amended Article II, Section 2 to clarify the Company’s voting standards with respect to elections of directors, providing for a majority standard for uncontested elections and a plurality standard for contested elections; (iv) amended Article II, Section 6 to reconcile the changes made to Article II, Section 2 with respect to voting standards; (v) amended Article II, Section 7 to change the requirement for a residence address of each stockholder to only an address and to clarify the requirement that examination of the stockholder list must be for a purpose germane to the meeting; (vi) removed Article III, Section 8 which provided a mandatory retirement age for directors; (vii) amended Article VI, Section 1 to permit the Company’s stock to be certificated or uncertificated; (viii) amended Article VI, Section 2 to expand and clarify the process for transferring stock and issuing new certificated or uncertificated shares of stock; and (ix) amended Article VI, Section 4 to authorize the Company to issue certificated or uncertificated shares of stock in the case of lost or destroyed certificates.
     A complete copy of the Amended and Restated Bylaws of Tandy Brands Accessories, Inc is filed herewith as Exhibit 3.01 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events.
     The Board of Directors of Tandy Brands Accessories, Inc. has adopted a policy with respect to the future consideration and adoption of shareholder rights plans which provides that the Board of Directors will only adopt a shareholder rights plan if either (1) the Corporation’s shareholders have approved the adoption of the shareholders rights plan in advance; or (2) a majority of the independent directors on the Board, in the exercise of their fiduciary responsibilities, determines that it is in the best interests of the shareholders under the circumstances to adopt a shareholders rights plan without the delay in adoption that would result from seeking advance shareholder approval. If a shareholders rights plan is adopted without prior shareholder approval, the shareholder rights plan will be submitted to a shareholder vote within twelve (12) months following its adoption.
Item 9.01(d)Exhibits.
Exhibit 3.01 Amended and Restated Bylaws of Tandy Brands Accessories, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: July 12, 2007	By:	/s/ J.S.B. Jenkins

J.S.B. Jenkins
President and Chief Executive Officer

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